                                                                   EXHIBIT 10.18

NATIONS BANK OF TEXAS, N.A.

                                 LOAN AGREEMENT

         This Loan Agreement (the "Agreement") dated as of November 3, 1997, by and between NationsBank of Texas, N.A. a national banking association
("Bank") and the Borrower described below.

         In consideration of the Loan or Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

         1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

                 A.       BORROWER: Intervoice, Inc., a Texas Corporation.

                 B.       BORROWER'S ADDRESS:
                          17811 Waterview Parkway
                          Dallas, TX 75252

                 C. LOAN: Any loan described in Section 2 hereof and any subsequent loan which states that it is subject to this Loan Agreement.

                 D. LOAN DOCUMENTS. Loan Documents means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan.

                 E. PERSON. Person means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                 F. ACCOUNTING TERMS. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, constantly applied, with respect to the financial statements referenced in Section 3.H. hereof.

         2.      LOANS.

                 A. LOAN. Bank hereby agrees subject to the terms and conditions of this Agreement to make one or more loans to Borrower in the aggregate principal face amount of Fifteen Million and No/Dollars ($15,000.000.00). The obligation to repay the loans is evidenced by that certain promissory note, dated November 3, 1997, made by Borrower and payable to the order of Bank in the maximum principal amount of $15,000,000.00 (the promissory note together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Note") having a maturity date, repayment terms and interest rate as set forth in the Note.

                          i.      REVOLVING CREDIT FEATURE. The Loan provides
for a revolving line of credit (the "Line") under which Borrower may from time to time, borrow, repay and re-borrow funds. Borrower is not liable for any fee for Bank's commitment to make the Line available or in connection with that portion of the Line which remains available during the term of this Agreement.

                          ii.     LETTER OF CREDIT SUBFEATURE. As a subfeature
under the Line, Bank may from time to time up to and including maturity, issue letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided, however, that the form and substance of each Letter of Credit shall be subject to approval by Bank in its sole discretion; and provided further that the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate amount of all loans made under the Note shall not at any time exceed $15,000,000.00. Each Letter of Credit shall be issued for a term of not more than six (6) months, as designated by Borrower, provided, however, that no Letter of Credit shall have an expiration date subsequent to the maturity of the Promissory Note. The undrawn amount of all Letters of Credit plus any and all amounts paid by Bank in connection with drawings under any Letter of Credit for which the Bank has not been reimbursed shall be reserved under the Line and shall not be available for advances thereunder. Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line and shall be repaid in accordance with the terms of the Line; provided however, that if the Line is not available for any reason whatsoever, at the time any draft is paid by Bank, or if advances are not available under the Line in such amount due to any limitation of borrowing set forth herein, then the full amount of such drafts shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at that rate of interest applicable to advances under the Line. In such event, Borrower agrees that Bank, at Bank's sole discretion may debit Borrower's deposit account with Bank for the amount of such draft.

                 B. REQUESTS FOR LOANS AND LETTERS OF CREDIT. Bank's obligation to fund any proposed loan or issue any proposed Letter of Credit hereunder is conditioned upon (i) Borrower's providing Bank, prior to 10:00 a.m., Dallas, Texas time, on the date of any such proposed loan or Letter of Credit, a Request for Advance (herein so called) specifying its intention to borrow or reborrow such loan or to have such Letter of Credit issued hereunder, and (ii) upon satisfaction by Borrower of the terms and conditions set forth in this Agreement and the Request for Advance which shall be in the form set forth on Exhibit A attached hereto and incorporated herein by reference.

                 C. GENERAL PROVISIONS AS TO PAYMENTS ON LOANS; APPLICATION OF PAYMENTS OF LOANS. Borrower shall make each payment of principal and interest on the Note and all fees payable hereunder or under any other Loan Document not later than 12:00 noon (Dallas time) on the date when due, in Federal or other funds immediately available in Dallas, Texas, to Bank at Bank's address for payments set forth above. All payments on the Note shall be applied against accrued but unpaid interest and then against the principal portion of the Note in the inverse order of maturity; provided, however, that, unless otherwise designated by Borrower or required by law, prepayments and involuntary payments received by Bank and applied to principal hereunder shall be applied first to the Prime Rate Portions (as defined in the Note)(or that portion of LIBOR Rate Portions (as defined in the Note) not subject to a prepayment penalty) and then to reduce LIBOR Rate Portions.

         3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

                 A. GOOD STANDING. Borrower is a Texas corporation, duly organized, validly existing and in good standing under the laws of Texas and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

                 B. AUTHORITY AND COMPLIANCE. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

                 C. BINDING AGREEMENT. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

                 D. LITIGATION. There is no proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed which could have a material adverse effect on the consolidated financial statements of Borrower to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

                 E. NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

                 F. OWNERSHIP OF ASSETS. Borrower has good title to any collateral at any time pledged, and such collateral is free and clear of liens, except those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement.

                 G. TAXES. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file.

                 H. FINANCIAL STATEMENTS. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since August 31, 1997. All factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

                 I. PLACE OF BUSINESS. Borrower's chief executive office is located at
                          17811 Waterview Parkway
                          Dallas, TX 75252

                 J. ENVIRONMENTAL. The conduct of Borrowees business operations and the condition of Borrower's property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

                 K. CONTINUATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under any loan under the Note.

         4. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

                 A. FINANCIAL STATEMENTS AND OTHER INFORMATION. Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Bormwer's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

In addition, Borrower will:

         i. Furnish to Bank audited financial statements of Borrower for each fiscal year of Borrower, within 120 days after the close of each such fiscal year.

         ii. Furnish to Bank quarterly financial statements (including a balance sheet and profit and loss statement) of Borrower for each quarter of each fiscal year of Borrower, within fifty-two (52) days after the close of each such period.

         iii. Commencing on the date of this Agreement and continuing thereafter until the Note is paid in full, furnish to Bank a compliance certificate for (and executed by an authorized representative of) Borrower concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs i and ii above, containing a certification from an officer of Borrower that to the best of such officer's knowledge and belief the financial statements of even date are true and correct and that the Borrower is not in default under the terms of this Agreement.

         iv. Furnish to Bank promptly such additional information, reports and statements respecting the business operations and financial condition of Borrower from time to time, as Bank may reasonably request.

         Bank and its agents will maintain the confidentiality of any non-public information relating to Borrower which has been identified in writing as confidential on the information itself or otherwise (the "Confidential Information") and, except as provided below, will exercise the same degree of care that Bank exercises with respect to its own proprietary information to prevent the unauthorized disclosure of the Confidential Information to third parties. Confidential Information shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided that Bank does not have actual knowledge that such third party is prohibited from disclosing such information. The terms of this section shall not apply to disclosure of Confidential Information by Bank and its agents that is in their good faith opinion, compelled by laws, regulations, rules, orders or legal process or proceedings or as disclosed to: (i) any party, including a prospective participant or assignee, who has signed a confidentiality agreement containing terms substantially similar to those contained herein; (ii) legal counsel, examiners, auditors and directors of Bank and examiners, auditors and investigators having regulatory authority over Bank; or (iii) any party in connection with the exercise of remedies by Bank after the occurrence of an Event of Default.

                 B. INSURANCE. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to Bank and providing for at least thirty (30) days prior notice to Bank of any cancellation thereof. Borrower shall provide to Bank satisfactory evidence of such insurance prior to the funding of any loan under the Note, and thirty (30) days prior to each policy renewal.

                 C. EXISTENCE AND COMPLIANCE. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

                 D. ADVERSE CONDITIONS OR EVENTS. Promptly advise Bank in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's financial condition or operations or Bank's rights under the Loan Documents, (ii) any litigation filed by or against Borrower that could have a material adverse effect on Borrower's consolidated financial condition, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $500,000.00.

                 E. TAXES AND OTHER OBLIGATIONS. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same an being contested in good faith by appropriate proceedings in a diligent manner.

                 F. MAINTENANCE. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

                 G.       ENVIRONMENTAL. Immediately advise Bank in writing of
(i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials (as defined below) affecting Borrower's business operations; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower with respect to Borrower's business operations. Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefore. "Hazardous Material" shall have the meaning ascribed to the term "hazardous substance" under the Superfund Amendments and Reauthorization Act of 1986.

         5. NEGATIVE COVENANTS. Until full Payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

                 A. TRANSFER OF ASSETS OR CONTROL. Enter into any merger or consolidation unless permitted pursuant to the provisions of Section 5.F., or sell, lease, assign or otherwise dispose of or transfer any of its material assets or properties or any material interest therein, except, (I) in the normal course of business (including sales, leases, assignments and transfers of assets or properties to subsidiaries of Borrower in the normal course of its business); and (II) equipment which is worthless, obsolete or not necessary for the operation of its business, or which is replaced by equipment of equal suitability. Additionally, Borrower will not transfer more than ten percent (10%) of total assets as designated in the Annual Report on Form 10-K for the year ended February 28, 1997 to any subsidiary through the term of this agreement.

                 B. LIENS. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its accounts receivable and inventory, except for statutory liens for taxes, statutory contractual mechanic's and materialsman's liens incurred in the ordinary course of business, and other similar statutory and contractual liens incurred in the ordinary course of business and accept in favor of Bank, or fails to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

                 C. EXTENSIONS OF CREDIT. Make any loan or advance to any individual, partnership, corporation or other entity, except for: (I) the purchase of obligations of Bank or U.S. government obligations; (II) loans, advances and investments to or in any subsidiary or Borrower; (III) normal and prudent extensions, or credit to customers buying goods and services in the ordinary course of business; or (IV) other loans or advances not to exceed $4,000,000 in the aggregate at any time outstanding.

                 D. CHARACTER OF BUSINESS. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

                 E. DEBT. Borrower shall not incur any Debt (as defined below), except for (I) the loans and Letters of Credit evidenced by the Note;
(II) debt evidenced by one or more promissory notes, provided, that (a) such debt shall in no case exceed $30,000,000.00, (b) such debt shall be secured by existing real property assets of the Borrower (and any improvements thereon), and (c) such debt shall be without recourse to Borrower; (III) trade payables, royalty payments, purchases under capitalized leases and purchase money indebtedness incurred in the ordinary course of business; and (IV) Debt in respect of (a) taxes, assessments, governmental charges or levies and claims for labor, materials and supplies, (b) judgments, awards or settlements, which are in the aggregate less than $3,000,000, or which have been in force for less than the applicable appeal period so long as execution is not levied thereunder or in respect of which Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review, and (c) endorsements made in connection with the deposits of items for credit or collection in the ordinary course of business. "Debt" of any Person, means as of any date, without duplication, (I) all indebtedness, obligations and liabilities of such Person for borrowed money, (II) all indebtedness, obligations and liabilities of such Person evidenced by bonds, debentures, notes or other similar instruments, whether recourse or non-recourse and whether secured or unsecured, (III) all other indebtedness (including capitalized lease obligations, but excluding operating leases) of such Person on which interest charges are customarily paid or accrued, (IV) all obligations for indebtedness in respect of guarantees of another Person's Debt by such Person, (V) the unfunded or unreimbursed portion of all letters of credit not issued by Bank for the account of such Person, and
(VI) all indebtedness, obligations and liabilities of, such Person as a general partner or joint venturer of a partnership or joint venture.

                 F. ACQUISITIONS. Neither Borrower nor any Subsidiary (as defined below) of Borrower shall, without prior approval of Bank, consolidate or merge with or acquire any other Person; provided, however, that (I) Borrower or any Subsidiary of Borrower may consolidate with or merge into any other Subsidiary of Borrower, and (II) Borrower or any Subsidiary of Borrower can make Acquisitions (as defined below) unless the aggregate amount of Total
Acquisition Prices (as defined below) for all Acquisitions by Borrower or any Subsidiary of Borrower after date hereof is in excess of $15,000,000. "Subsidiary" shall mean any entity for which Borrower owns fifty percent (50%) or more of the equity interests (whether stock, partnership interests, membership interests or any other ownership interests) in such entity. "Acquisition" means any transaction pursuant to which Borrower or any of its Subsidiaries, (I) whether by means of a capital contribution or purchase or other acquisition of stock or other securities or other equity participation or interest, (a) acquires 50% or more of the equity interest in any Person pursuant to a solicitation by Borrower or such Subsidiary of tenders of equity securities of such Person, or through one or more negotiated block, market, private or other transactions, or a combination of any of the foregoing, or (b) makes any corporation a Subsidiary of Borrower or such Subsidiary, or causes any corporation, other than a Subsidiary of Borrower or such Subsidiary, to be merged into Borrower or such Subsidiary (or agrees to be merged into any other corporation other than a wholly-owned Subsidiary (excluding directors' qualifying shares) of Borrower or such Subsidiary), or (II) purchases all or substantially all of the business or assets of any Person or of any operating division of any Person. "Total Acquisition Price" means, in connection with any Acquisition, the sum of all cash to be paid at closing or in installments plus the value of any stock given by Borrower in connection with such Acquisition which value is determined in accordance with GAAP plus any other amounts paid or to be paid by Borrower or any Subsidiary of Borrower as part of the purchase price in connection with such Acquisition plus any Debt (other than trade payables incurred in the ordinary course of business) assumed by Borrower in connection with such Acquisition; provided, that such Total Acquisition Price shall not include incentive payments based on the favorable performance of the acquired entity or assets after the sale.

                 G. STOCK REPURCHASES. Borrower shall not, until the Note has been paid in full and the obligation of Bank to fund any loan thereunder has terminated, make any payments in respect of redemptions or repurchases of Borrower's stock in excess of 2,000,000 shares of such stock in the aggregate.

                 H. VIOLATE OTHER COVENANTS. Violate or fail to comply with any covenants or agreements regarding other debt which will or would with the passage of time or upon demand cause the maturity or any other indebtedness to be accelerated.

                 I. NEGATIVE PLEDGE. Borrower shall not create, incur, permit or suffer to exist any lien upon any of its accounts receivable or inventory, now owned or hereafter acquired unless otherwise permitted herein.

                 J. NEGATIVE PLEDGE AGREEMENTS. Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement or any other Loan Documents) prohibiting the creation or assumption of any Lien upon any of its accounts receivable or inventory, whether now owned or hereinafter acquired.

         6. Events of Default. The term "Event of Default" as used in this Agreement, shall mean any one of the following:

                 (a) The failure of Borrower to pay when due any principal of or interest on the Note, or any fees, charges or any other amounts payable to Lender hereunder or under any of the Note or other Loan Documents;

                 (b) The failure, refusal or neglect of Borrower to observe, perform or comply with any covenant or agreement contained in Sections 4.A.ii. and 4.A.iii. of this Agreement, and the continuation of such failure for a period of five (5) days after Bank has given Borrower written notice thereof,

                 (c) The failure, refusal or neglect of Borrower to observe, perform or comply with any covenant or agreement contained in this Agreement, or any of the other Loan Documents, and the continuation of such failure for a period of thirty (30) days after Bank has given Borrower written notice thereof;

                 (d) Any representation, warranty, certification or statement made by Borrower (either for itself or for any other Person) in this Agreement or by Borrower or any other Person on behalf of Borrower in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been untrue in any material respect when made or deemed to have been made, and, (provided, that Borrower did not know nor should have known in the ordinary course that such representation, warranty, certification or statement was materially incorrect) the continuation of the state of facts causing such representation, warranty, certification or statement to be materially incorrect for a period of thirty (30) days after Bank has given Borrower written notice thereof;

                 (e) The filing or commencement by Borrower of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or Borrower shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                 (f) The filing or commencement of an involuntary case or other proceeding against Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrower under the federal bankruptcy laws as now or hereafter in effect;

                 (g)      The liquidation or dissolution of Borrower; or

                 (h) A material adverse change occurs in the consolidated financial condition of Borrower, and the continuation of such material adverse change for a period of thirty (30) days after Bank has given Borrower written notice thereof.

         7. REMEDIES UPON DEFAULT. If an event of default shall occur, Bank shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

         8. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

         BORROWER:
         Intervoice, Inc.
         17811 Waterview Parkway
         Dallas, TX 75252
         Attn: Chief Financial Officer

         BANK:
         NationsBank of Texas, N.A.
         Attn: Commercial Lending
         901 Main Street, 7th Floor
         P.O. BOX 831000
         Dallas, TX 75283-1000

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

                 A. If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid;

                 B.       If sent by any other means, upon delivery.

Additionally, Bank acknowledges that any notice required to be delivered by Borrower under Section 4.D. shall be satisfied by delivery of the quarterly financial statements submitted to Bank in accordance with Section 4.A.ii., provided, that the event creating such notice requirement is expressly set forth in such financial statements.

         9. COSTS, EXPENSES AND ATTORNEY'S FEES. Borrower agrees to pay all out-of-pocket expenses of Bank in connection with the enforcement and the collection of the Note. Borrower also agrees to pay all reasonable attorney's fees and all expenses incurred in recording the documents secured by the Loan.

         10. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

                 A. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration, except as set forth in Section 6. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

                 B. APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Texas and applicable United States federal law.

                 C. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

                 D. DOCUMENTS. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

                 E. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

                 F. INDEMNIFICATION. Borrower agrees to indemnify Bank and hold Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, all fees and disbursements of counsel for Bank in connection with any investigative, administrative or judicial proceeding, whether or not Bank shall be designated a party thereto) which may be incurred by Bank, relating to or arising out of this Loan Agreement or any actual or proposed use of proceeds of the loan or loans under the Note; PROVIDED THAT BANK SHALL NOT HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN AFFIRMATIVE ACTS, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IT BEING THE INTENTION HEREBY THAT BANK SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS NEGLIGENCE (WHETHER SOLE, CONTRIBUTORY, COMPARATIVE OR OTHERWISE).

                 G. SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Bank to make any advances under the Line shall not have expired.

         11. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS, INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND

PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                 A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE BORROWER'S DOMICILE AT TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                 B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS ARBITRATION PROVISION; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         12. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

BANK:                                     BORROWER:

By: /s/ BRIAN SCHNEIDER                   By: /S/ ROB-ROY GRAHAM
    -----------------------------             -----------------------------

Name:   Brian Schneider                   Name:   Rob-Roy Graham

Title:  Senior Vice President             Title:  Chief Financial Officer

                                   EXHIBIT A

                              REQUEST FOR ADVANCE

         This Request for Advance is being delivered by INTERVOICE, INC., a Texas corporation ("Borrower"), as borrower under that certain Loan Agreement (the "Loan Agreement"), dated as of October __, 1997, executed by Borrower and NationsBank of Texas, N.A., a national banking association ("Bank"). Unless defined herein or indicated otherwise, each capitalized term used herein shall have the meaning given to such term in the Loan Agreement.

         1. Borrower hereby requests a loan in an amount equal to $____________. Borrower represents and warrants to Bank that the aggregate loans plus any Letter of Credit requested herein will not cause the aggregate amount of loans outstanding plus the aggregate undrawn amount of all outstanding Letters of Credit to exceed the amount which Borrower is entitled to borrow pursuant to Section 2 (or any other provisions) of the Loan Agreement.

         2. Borrower requests that of the loan requested hereby, $_________ bear interest based at the Applicable Prime Rate and $__________ bear interest based at the Applicable Adjusted LIBOR Rate. With respect to the LIBOR Rate Portion, the Interest Period shall be ______ days, with the Effective Date being
____________________.

         3. Borrower hereby certifies, represents and warrants to Lenders that:

                 (a) This Request for Advance has been duly authorized by all necessary action on the part of Borrower.

                 (b) The representations and warranties contained in the Loan Agreement and the other Loan Documents remain true and correct on and as of the date hereof (except to the extent any representation or warranty is made as of a particular date) with the same force and effect as though made on the date hereof.

                 (c) No Default or Event of Default has occurred and is continuing, and the making of the loan or issuing of the Letter of Credit requested hereby shall not constitute a Default or Event of Default.

                 (d) Borrower has performed and complied with all agreements and conditions in the Loan Agreement and the other Loan Documents required to be performed or complied with by Borrower on or prior to the date hereof.

                 (e) The proceeds of the loan or Letter of Credit herein requested will not be used in violation of any provision of the Loan Agreement or any other Loan Document.

         4. Borrower acknowledges and agrees that the making of the loan or the issuance of the Letter of Credit requested hereby shall not constitute a waiver of any condition precedent to the obligation of Bank to make further loans under the Note or arrange for the issuance of additional Letters of Credit.

         EXECUTED as of                  , 19   .
                       ------------------    ---

                                           INTERVOICE, INC., a Texas corporation


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                PROMISSORY NOTE

$15,000,000.00                   Dallas, Texas                  November 3, 1997

         FOR VALUE RECEIVED, INTERVOICE, INC., a Texas corporation ("Maker"), hereby promises to pay to the order of NATIONSBANK OF TEXAS, N.A., a national banking association ("Lender"), at the offices of Lender at 901 Main Street, 7th Floor, Dallas, Texas 75202, the principal sum of Fifteen Million and No/100 Dollars ($15,000,000.00) (or the unpaid balance of all principal advanced against this Note, if that amount is less), on or before April 30, 1998 (the "Maturity Date"), together with interest on the unpaid principal balance of this Note from day to day outstanding, as hereinafter provided and as provided in the Loan Agreement (as defined below). This Note is revolving and Borrower may, from time to time, borrow, repay and re-borrow. Subject to the provisions of this Note, including, without limitation, Section 2(h) hereof, Maker shall be entitled to prepay this Note in full or in part at any time without penalty.

         This Note has been executed and delivered pursuant to the terms of that certain Loan Agreement (as the same may be modified, amended, supplemented, extended or restated from time to time, the "Loan Agreement") dated as of November 3, 1997, executed by and between Maker and Lender and is the promissory note defined therein as the "Note", the terms and provisions of the Loan Agreement related to this Note being incorporated herein by reference for all purposes. Each capitalized term not expressly defined herein shall have the meaning given to such term under the Loan Agreement. The terms of the Loan Agreement shall govern in the case of any inconsistency between such terms and the terms hereof.

         Any holder shall be entitled to all benefits and remedies and security set forth in the Loan Agreement and all the other Loan Documents.

         1. Definitions. As used herein the following terms shall have the respective meanings set forth below:

         (a) "Adjusted LIBOR Rate" shall mean on the applicable Effective Date (defined below), with respect to a LIBOR Rate Portion, a rate per annum equal to the sum of (A) the quotient of (i) the LIBOR Rate on the applicable Effective Date, divided by (ii) the remainder of 1.00 minus the LIBOR Reserve Requirement on the applicable Effective Date, plus (B) the FDIC Percentage in effect on the applicable Effective Date.

         (b) "Applicable Adjusted LIBOR Rate" shall mean the sum of the Adjusted LIBOR Rate, plus one and one-quarter of one percent (1.25%).



PROMISSORY NOTE (NationsBank)                                            Page 1

         (c)     "Applicable Prime Rate" shall mean the Prime Rate.

         (d) "Applicable Rate" shall mean the rate of interest applicable to the Loan or portions thereof pursuant to the provisions of Section 2.

         (e) "Business Day" shall mean a day of the year on which Lender is open for business, and a day on which all major departments of banks in Dallas, Texas are open for business.

         (f) "FDIC Percentage" shall mean, on any day, the net assessment rate (expressed as a percentage rounded to the next highest .01 of 1%) which is in effect on such day (under the regulations of the Federal Deposit Insurance Corporation or any successor) for determining the assessments paid by Lender to the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits made in dollars at Lender's principal offices in Dallas, Texas. Each determination of said percentage made by Lender shall, in the absence of manifest error, be binding and conclusive.

         (g) "Interest Adjustment Date" shall mean the earlier of either the last day of an Interest Period or the Termination Date.

         (h) "Interest Period" shall mean, with respect to a LIBOR Rate Portion, a period selected by Maker of 30, 60, 90 or 180 days, commencing on the Effective Date of any LIBOR Rate Portion; provided that, unless the Loan is renewed and extended prior to the maturity date of this Note, each Interest Period ending on a date later than the Termination Date shall be deemed to end on the Termination Date.

         (i) "LIBOR Rate" shall mean, with respect to a LIBOR Rate Portion for the Interest Period applicable thereto, the rate per annum (rounded upward to the next higher of 1/100 of 1.0%) appearing on Telerate page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Rate Portion for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

PROMISSORY NOTE (NationsBank)                                            Page 2

         (j) "LIBOR Rate Portion" shall mean that portion or those portions of the Loan which bear interest computed with reference to the LIBOR Rate.

         (k) "LIBOR Reserve Requirement" shall mean, on any day, that percentage (expressed as a decimal fraction) which is in effect on such date, as provided by the Federal Reserve System for determining the maximum reserve requirements generally applicable to financial institutions regulated by the Federal Reserve Board comparable in size and type to Lender (including, without limitation, basic supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding (or other category of liabilities which includes deposits by reference to which the interest rate on a LIBOR Rate Portion is determined or any category of extensions of credit which includes loans by a non-United States office of Lender to United States residents). Each determination by Lender of the LIBOR Reserve Requirement, shall, in the absence of manifest error, be conclusive and binding.

         (l) "Loan" shall mean the principal indebtedness evidenced by this Note outstanding from time to time.

         (m) "Loan Documents" shall have the meaning set forth in the Loan Agreement.

         (n) "Maximum Rate" as used in this Note means the maximum nonusurious rate of interest per annum permitted by whichever of applicable United States federal law or Texas law permits the higher interest rate, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby. To the extent, if any, that Chapter 1D ("Chapter 1D") of Article 5069 of Title 79, Texas Revised Civil Statutes, 1925, as amended establishes the Maximum Rate, the Maximum Rate shall be the "weekly ceiling" (as defined in Chapter 1D) in effect from time to time. The Maximum Rate shall be applied by taking into account all amounts characterized by applicable law as interest on the debt evidenced by this Note, so that the aggregate of all interest does not exceed the maximum nonusurious amount permitted by applicable law.

         (o) "Past Due Rate" as used in this Note means, on any day,a rate per annum equal to the Prime Rate plus two percent (2.0%) per annum computed using the 1/360 method described below.

         (p) "Prime Rate" shall mean for each Prime Rate Portion the rate per annum most recently established by Lender as its "prime rate". The Prime Rate is set by Lender as a general reference rate of interest, taking into account such factors as Lender may deem appropriate, it being understood that it is not necessarily





PROMISSORY NOTE (NationsBank)                                            Page 3
the lowest or best rate actually charged to any customer or a favored rate, that it may not correspond to any future increases or decreases of interest rates charged by other lenders, or market rates in general, and Lender may make various commercial or other loans at rates of interest having no relationship to such rate.

         (q) "Prime Rate Portion" shall mean that portion of the Loan which will bear interest computed with reference to the Prime Rate.

         (r) "Regulatory Change" shall mean any change in applicable law or regulation, or in the interpretation thereof by any governmental authority charged with the administration thereof.

         (s) "Termination Date" shall mean the final maturity date of this Note on which all outstanding principal and accrued interest hereunder is due and payable (as such maturity date may be renewed or extended, or accelerated under the terms of this Note or otherwise).

         Without notice to Maker or anyone else, the Prime Rate and the Maximum Rate shall each automatically fluctuate upward and downward as and in the amount by which the Lender's prime rate and such maximum nonusurious rate of interest permitted by applicable law, respectively, fluctuate, subject always to limitations contained in this Note.

         2.      Payments.

         (a) Principal of this Note shall be due and payable in full on the Maturity Date, together with all accrued and unpaid interest hereon.

         (b) Interest on the Loan shall accrue at a rate per annum equal to the lesser of (i) at Maker's option, the Applicable Prime Rate, or the Applicable Adjusted LIBOR Rate, subject, however, to the provisions of this
Section 2, or (ii) the Maximum Rate; provided, however, if at any time the Applicable Rate exceeds the Maximum Rate, resulting in the charging of interest hereunder to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest below the Maximum Rate until the total amount of interest accrued on the indebtedness evidenced hereby equals the amount of interest which would have accrued on such indebtedness if the Applicable Rate had at all times been in effect. Interest on this Note shall be calculated at a daily rate equal to 1/360 of the annual percentage rate which this Note bears, subject to the provisions hereof limiting interest to the maximum permitted by applicable law.

         (c) Upon at least three (3) business days prior written notice from Maker to Lender ("Minimum Notice Period"), Maker may,

PROMISSORY NOTE (NationsBank)                                            Page 4
on any Interest Adjustment Date (other than the Termination Date), convert amounts of not less than $100,000.00 (or more) of any LIBOR Rate Portion into a Prime Rate Portion with interest accruing thereon, with reference to the Applicable Prime Rate, as provided in paragraph (b) above in this Section 2.

         (d) Upon satisfaction of the Minimum Notice Period, and subject to the conditions provided in this Note, Maker may, on any date prior to the Termination Date, convert amounts of not less than $100,000.00 (or more) of any Prime Rate Portion into a LIBOR Rate Portion with interest accruing thereon with reference to the Applicable Adjusted LIBOR Rate as provided in paragraph
(b) above in this Section 2, for the Interest Period selected in such notice.

         (e) To the extent Maker has not made an effective election under and in accordance with subparagraphs (c) or (d) above in this Section 2, the Applicable Rate shall be the rate specified pursuant to the provisions contained herein for a Prime Rate Portion.

         (f) Each notice of LIBOR Rate Portion election by Maker must satisfy the Minimum Notice Period and shall include the following: (i) Maker's election of the Applicable Adjusted LIBOR Rate; (ii) Maker's choice of an Interest Period during which the Applicable Adjusted LIBOR Rate will apply;
(iii) Maker's election of the "Effective Date" (herein so called) on which the LIBOR Rate Portion shall begin; and (iv) the amount of outstanding loan principal which shall not be less than $100,000.00 (or more) to which the Applicable Adjusted LIBOR Rate shall apply.

         (g) Maker's election to convert to the Applicable Adjusted LIBOR Rate is subject to the following conditions: (i) the Interest Period shall be limited to a period commencing on the Effective Date and ending on a date 30, 60, 90 or 180 days later elected by Maker in its notice to Lender; (ii) Maker's written notice of an election shall be received by Lender in time to satisfy the Minimum Notice Period; (iii) the last day of the Interest Period will not be subsequent in time to the Termination Date; (iv) in the case of a continuation of an Interest Period, the Interest Period applicable after such continuation shall commence on the last day of the preceding Interest Period;
(v) no LIBOR Rate election shall be made if Lender determines by reason of circumstances affecting the interbank Eurodollar market that either adequate or reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for any Interest Period, or it becomes impracticable for Lender to obtain funds by purchasing U.S. dollars in the interbank Eurodollar market, or if Lender determines that the Adjusted LIBOR Rate will not adequately or fairly reflect the costs to Lender of maintaining the applicable LIBOR Rate Portion at such rate, or if as a result of any Regulatory Change it shall become unlawful or impossible for Lender to maintain any such LIBOR Rate Portion; (vi) there shall

PROMISSORY NOTE (NationsBank)                                            Page 5
never be more than seven (7) LIBOR Rate Portions, in the aggregate, in effect at any one time hereunder; and (vii) no LIBOR Rate election may be made after the occurrence and during the continuance of a default (defined below).

         (h) Maker shall indemnify Lender against any loss or expense which Lender may, as a consequence of Maker's failure to make a payment on the date such payment is due hereunder or the payment, prepayment or conversion of any LIBOR Rate Portion hereunder on a day other than an Interest Adjustment Date, sustain or incur in liquidating or employing deposits from third parties acquired to effect, fund or maintain any such LIBOR Rate Portion or any part thereof. Such loss or expense shall include, without limitation, (i) the interest which, but for such failure, payment, prepayment or conversion, Lender would have earned in respect of such LIBOR Rate Portion so paid, for the remainder of the Interest Period applicable to such LIBOR Rate Portion, reduced, if Lender is able to redeposit such principal amount so paid for the balance of such Interest Period, by the interest earned by Lender as a result of so redepositing such principal amount, plus (ii) any expenses or penalty incurred by Lender on redepositing such principal amount. In the event any such loss or expense is incurred by Lender, Lender shall furnish Maker with a certificate detailing the basis upon which such loss or expense is computed. Any such certificate shall establish the amount of such expense or loss for purposes of this paragraph, in the absence of manifest error in calculation; provided, however, that upon the discovery of any error, appropriate adjustments shall be made between Lender and Maker.

         (i) Maker shall also indemnify Lender against and reimburse Lender for increased costs to Lender (except taxes based on Lender's income), as a result of any Regulatory Change, in the maintaining of any LIBOR Rate Portion. Lender shall give Maker written notice of such costs within ninety (90) days of its implementation and/or compliance with any such Regulatory Change, and such costs shall be reimbursed to Lender prior to the earlier of (i) the Termination Date or (ii) one hundred twenty (120) days following written notice thereof from Lender to Maker. All payments made pursuant to this paragraph shall be made free and clear, without reduction for, or account of, any present or future taxes or other levies of any nature, excluding net income and franchise taxes.

         (j) Interest hereon shall be due and payable quarterly as it accrues, on or before the first day of each calendar quarter commencing January 1, 1998, and continuing on the first day of each successive calendar quarter thereafter until the entire principal balance is paid in full.

         (k) After default, or maturity, past due principal, and past-due interest to the extent permitted by law, shall bear





PROMISSORY NOTE (NationsBank)                                            Page 6
interest at the Maximum Rate or, if no Maximum Rate is established by applicable law, then at the Past Due Rate.

         3. Default. The occurrence of an Event of Default, under and as defined in the Loan Agreement, shall constitute, respectively, a Default or an Event of Default under this Note.

         4.      Remedies.

         (a) All Remedies Available. Upon the occurrence and during the continuation of an Event of Default, the holder hereof shall have the right to declare the entire unpaid principal balance of, and all accrued unpaid interest on, this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any and all liens and security interests securing payment hereof, to offset against this Note any sum or sums owed by it to Maker, and to exercise any of its other rights, powers and remedies under this Note, under the Loan Agreement or any other Loan Document, or at law or in equity.

         (b) No Waiver. Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any Default or Event of Default shall be construed as a waiver of such Default or Event of Default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.




PROMISSORY NOTE (NationsBank)                                            Page 7

         5.      Usury Savings Provisions.

         (a) General Limitation. Notwithstanding anything herein or in any other Loan Documents, expressed or implied, to the contrary, in no event shall any interest rate charged hereunder or under any of the other Loan Documents, or any interest contracted for, collected or received by Lender or any holder hereof, exceed the Maximum Lawful Rate.

         (b) Intent of Parties. It is expressly stipulated and agreed to be the intent of Maker and Lender at all times to comply with applicable law governing the maximum rate or amount of interest payable on or in connection with this Note. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents or contracted for, charged, taken, reserved or received with respect to this Note, or if acceleration of the maturity of this Note, any prepayment by Maker, or any other circumstance whatsoever, results in Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Maker and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby or by any other Loan Document shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate. The term "applicable law" as used herein shall mean the laws of the State of Texas, or any applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. The provisions of this paragraph shall control all agreements between Maker and Lender.


PROMISSORY NOTE (NationsBank)                                            Page 8

         6.      General Provisions.

         (a) Business Days. Whenever any payment shall be due under this Note on a day which is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then payable.

         (b) Manner of Payment. The manner in which payments are to be made on this Note shall be governed by the provisions hereof and the Loan Agreement.

         (c) Application of Payments. All payments made on this Note shall be applied in accordance with the Loan Agreement. Nothing herein shall limit or impair any rights of any holder hereof to apply as provided in the Loan Documents any past due payments, any proceeds from the disposition of any collateral by foreclosure or other collections after default.

         (d) Costs of Collection. If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder of this Note in connection with this Note or any other Loan Document and does not prevail, then Maker agrees to pay to each such holder, in addition to principal and interest, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees as and to the extent provided in the Loan Agreement.

         (e) Waivers and Acknowledgments. Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice (except only for any notice that is specifically required by the terms of the Loan Agreement or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor;
(ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon;
(iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies against Maker or others liable or to become liable hereon or to enforce its rights against them or any security herefor; (iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (v) submit (and waive all rights to object) to personal jurisdiction in the





PROMISSORY NOTE (NationsBank)                                            Page 9

State of Texas, and venue in Dallas County, Texas, for the enforcement of any and all obligations under the Loan Documents.

         (f) Amendments in Writing. This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

         (g) Purpose of Proceeds. The proceeds of this Note will be used solely for business purposes and not for personal, family, household or agricultural purposes.

         (h) Notices. Any notice required or which any party desires to give under this Note shall be given and effective as provided in the Loan Agreement.

         (i) Assignments/Participations. Maker acknowledges and agrees that the holder of this Note may, at any time and from time to time, assign all or a portion of its interest under the Note or transfer to any Person a participation interest under the Note, subject to and in accordance with the terms and conditions of the Loan Agreement.

         (j) Successors and Assigns. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Maker shall bind its successors and assigns and shall be for the benefit of Lender and any holder hereof, and their successors and assigns, as and to the extent provided in the Loan Agreement.

         (k) GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY TEXAS LAW, EXCEPT TO THE EXTENT THAT THE LAWS OF UNITED STATES FEDERAL LAW APPLIES PURSUANT TO THE LOAN AGREEMENT OR OTHERWISE.

         (l) Time of the Essence. Time shall be of the essence in this Note with respect to all of Maker's obligations hereunder.

         (m) INTEGRATION. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.





PROMISSORY NOTE (NationsBank)                                            Page 10

         IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

                                         MAKER:

                                         INTERVOICE, INC., a Texas corporation


                                         By: /s/ ROB-ROY J. GRAHAM
                                            ------------------------------------
                                         Name:   Rob-Roy J. Graham
                                              ----------------------------------
                                         Title:  Chief Financial Officer
                                               ---------------------------------




PROMISSORY NOTE (NationsBank)                                            Page 11

                 RENEWAL, EXTENSION AND MODIFICATION AGREEMENT


      THIS RENEWAL, EXTENSION AND MODIFICATION AGREEMENT (this "Agreement") is entered into as of, although not necessarily executed on, the 30th day of April, 1998, by and between INTERVOICE, INC., a Texas corporation ("Borrower"), and NATIONSBANK OF TEXAS, N.A., a national banking association ("Lender"). Unless otherwise defined herein or unless the context indicates otherwise, any word herein beginning with a capitalized letter shall have the meaning ascribed to such word in that certain Loan Agreement (as amended from time to time, the "Loan Agreement") dated as of November 3, 1997, between Borrower and Lender.


                                  WITNESSETH:

      WHEREAS, as set forth in the Loan Agreement, Lender previously extended credit to Borrower in the maximum amount of $15,000,000.00 (the "Loan") as evidenced by that certain Promissory Note (the "Note"), dated November 3, 1997, in the original face amount of $15,000,000.00, executed by Borrower, payable to the order of Lender; and

      WHEREAS, the Maturity Date of the Loan is April 30, 1998, and Borrower has requested that Lender renew, extend and modify the Loan to extend the maturity date to June 30, 1998; and

      WHEREAS, subject to the terms and conditions contained herein, Lender has agreed to such request by Borrower.


      NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, That for and in consideration of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Lender and Borrower hereby agree as follows:

      1. Extension of Maturity Date. Subject to satisfaction of the conditions contained in this Agreement, the Maturity Date of the Loan shall be, and hereby is, renewed, modified and extended to June 30, 1998, and in this regard, the Note and all of the other Loan Documents are hereby renewed and modified (but not extinguished) by extending the maturity date thereof to June 30, 1998.

      2. Conditions Precedent to this Agreement. As conditions precedent to this Agreement and the modifications to the Loan pursuant hereto, all of the following shall have been satisfied:


     (a)   Borrower shall have executed and delivered to Lender this Agreement;
and


MODIFICATION AND EXTENSION AGREEMENT (INTERVOICE)                        Page 1

     (b) Borrower shall have delivered to Lender all resolutions, certificates or documents as Lender may request relating to (i) the existence of Borrower, and (ii) the corporate authority for the execution and validity of this Agreement, together with all other documents, instruments and agreements and any other matters relevant hereto or thereto, all in form and content satisfactory to Lender.

     3. Definition of Loan Documents. The definition of "Loan Documents", as defined in the Loan Agreement and as used in the Loan Agreement, the other Loan Documents and herein, shall be, and hereby is, modified to include this Agreement and any and all documents executed in connection herewith.

     4. Event of Default. The Loan shall be, and hereby is, modified such that the failure of Borrower to comply timely with any provision of this Agreement or any document executed in connection herewith shall be an Event of Default.

     5. Reaffirmation of Debt. Borrower hereby agrees and acknowledges that it is well and truly indebted to Lender pursuant to the terms of the Note and the other Loan Documents, as modified hereby. Borrower hereby promises to pay to Lender, or order, the Note in accordance with the terms thereof (as modified by this Agreement), and hereby agrees to observe, comply with and perform all of the obligations, terms and conditions under or in connection with the Loan Agreement, the Note and any and all of the other Loan Documents, all as modified by this Agreement.

     6. Ratification. Except as otherwise expressly modified by this Agreement, all terms and provisions of the Loan Agreement, the Note and the other Loan Documents shall remain unchanged and hereby are ratified and confirmed and shall be and shall remain in full force and effect, enforceable in accordance with their terms.

     7. No Defenses. Borrower, by its execution of this Agreement, hereby declares that it has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Loan, the modification of the Loan, any documents mentioned herein or otherwise; and, to the extent any such setoffs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower.

     8. Payment of Expenses. Borrower agrees to provide to Lender, upon demand, the reasonable attorneys' fees and expenses of Lender's counsel, filing and recording fees and other reasonable expenses incurred by Lender in connection with this Agreement.

     9. Further Assurances. Borrower shall execute such other documents and take such other actions as may be necessary or as may be required, in the opinion of counsel to Lender, to effect the transactions contemplated hereby.



MODIFICATION AND EXTENSION AGREEMENT (INTERVOICE)                         Page 2

    10. Binding Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the parties' respective heirs, representatives, successors and assigns.

    11. Enforceability. In the event the enforceability or validity of any portion of this Agreement, the Loan Agreement, the Note or any of the other Loan Documents is challenged or questioned, such provision shall be construed in accordance with, and shall be governed by, whichever applicable federal or Texas law would uphold or would enforce such challenged or questioned provision.

    12. Counterparts. This Agreement may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument.

    13. Choice of Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF TEXAS.

    14. Entire Agreement. This Agreement, the Loan Agreement and the Note, together with the other Loan Documents, contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative thereto which are not contained herein or therein are terminated. This Agreement, the Loan Agreement, the Note and the other Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

    THIS AGREEMENT AND THE OTHER WRITTEN INSTRUMENTS, AGREEMENTS AND DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND THE LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.




MODIFICATION AND EXTENSION AGREEMENT (INTERVOICE)                         Page 3

      IN WITNESS WHEREOF, this Agreement is executed as of, although not necessarily on, April 30, 1998.


                                              LENDER:

                                              NATIONSBANK OF TEXAS, N.A., a
                                              national banking association


                                              By: /s/ MATT BRYANT
                                                 ------------------------------
                                              Name:   Matt Bryant
                                                   ----------------------------
                                              Its:    Assistant Vice President
                                                  -----------------------------



                                              BORROWER:

                                              INTERVOICE, INC., a Texas
                                              corporation


                                              By: /s/ ROB R.J. GRAHAM
                                                 ------------------------------
                                              Name:   Rob-Roy J. Graham
                                                   ----------------------------
                                              Its:    CFO
                                                  -----------------------------












MODIFICATION AND EXTENSION AGREEMENT (INTERVOICE)                         Page 4